Exhibit 10.4

Focus Financial Partners Inc.

2018 Omnibus Incentive Plan

1.                                      Purpose.  The purpose of the Focus Financial Partners Inc. Omnibus Incentive Plan (this “Plan”) is to provide a means through which Focus Financial Partners Inc., a Delaware corporation (the “Company”), may attract and retain able Persons as employees, directors and consultants of the Company and its subsidiaries and to provide a means whereby those Persons can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company.  A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its subsidiaries.

2.                                      Definitions.  For purposes of this Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

(a)                                 “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, as amended or any successor accounting standard.

(b)                                 “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Cash Award, Other Security-Based Award, Performance Award, Focus LLC Award, together with any other right or interest granted to a Participant under this Plan.

(c)                                  “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Cash Award” means an Award denominated in cash granted under Section 6(l) of the Plan.

(f)                                   “Change in Control” means, except as otherwise provided in an Award Agreement, with respect to either the Company or Focus LLC, as applicable, the occurrence of any of the following events or series of related events after the Effective Date:

(i)                                     Another Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company or Focus LLC, as applicable, representing more than 50% of the combined voting power of such entity’s then outstanding voting securities;

(ii)                                  There is consummated a merger or consolidation of either the Company or Focus LLC with any other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company or Focus LLC, as applicable, immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then-outstanding voting securities of the entity resulting from such merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent thereof; or

(iii)                               the equity holders of either the Company or Focus LLC, as applicable, approve a plan of complete liquidation or dissolution of the entity or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company or Focus LLC, as applicable, of all or substantially all of that entity’s assets, other than such sale or other disposition by the Company or Focus LLC, as applicable, of all or substantially all of the entity’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by equity holders of the Company or Focus LLC, as applicable, in substantially the same proportions as their ownership of the entity immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting power of the Company or Focus LLC, as applicable, immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a subsidiary, all or substantially all of the assets of the Company or Focus LLC, as applicable, immediately following such transaction or series of transactions. Further, with respect to any Award that is subject to the Nonqualified Deferred Compensation Rules, a “Change in Control” shall not occur unless that Change in Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the regulations promulgated under the Nonqualified Deferred Compensation Rules.

(g)                                  “Change in Control Price” means the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or (v) if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(g), the value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(g) or in Section 8(d) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

(h)                                 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i)                                     “Committee” means the compensation committee, or any committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member.

(j)                                    “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(k)                                 “Effective Date” means July 30, 2018.

(l)                                     “Eligible Person” means each non-employee director of the Company, all employees and consultants of the Company and each Company subsidiary, principals of management companies of subsidiary entities, and employees of an affiliate of the Company that provides services to or for the benefit of the Company; provided, however, that any Eligible Person that may receive Stock as a settlement of his or her Award must be eligible to receive Stock covered by a Form S-8 registration statement that has registered the Stock to be issued pursuant to this Plan. An employee on leave of absence may be considered as still in the employ of the Company or an applicable subsidiary for purposes of eligibility for participation in this Plan.

(m)                             “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(n)                                 “Fair Market Value” means, (i) with respect to Stock, as of any specified date, (A) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on the last date on which such sales of Stock have been reported immediately preceding the date of determination; (B) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (C) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules, or (ii) with respect to Focus LLC Units, as determined by the Committee in good faith and in accordance with any applicable provisions of the LLC Agreement.

(o)                                 “Focus LLC” means Focus Financial Partners, LLC.

(p)                                 “Focus LLC Award” means any award described in Section 6(h) hereof.

(q)                                 “Focus LLC Common Unit Award” means an award described in Section 6(h)(i) hereof.

(r)                                    “Focus LLC Incentive Unit” means an award described in Section 6(h)(ii) hereof.

(s)                                   “Focus LLC Unit” means a “Unit” of Focus LLC as defined within the LLC Agreement.

(t)                                    “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

(u)                                 “LLC Agreement” means that certain Fourth Amended and Restated Operating Agreement of Focus LLC dated as of July 30 2018, as amended from time to time.

(v)                                 “Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder.

(w)                               “Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code.

(x)                                 “Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(y)                                 “Other Security-Based Awards” means Awards granted to an Eligible Person under Section 6(i) hereof.

(z)                                  “Participant” means a Person who has been granted an Award under this Plan which remains outstanding, including a Person who is no longer an Eligible Person.

(aa)                          “Performance Award” means a right, granted to an Eligible Person under Section 6(k) hereof, to receive Awards based upon performance criteria specified by the Committee.

(bb)                          “Person” any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

(cc)                            “Qualified Member” means a member of the Committee who is (i) a “nonemployee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

(dd)                          “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(ee)                            “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award).

(ff)                              “Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as from time to time in effect and applicable to this Plan and Participants.

(gg)                            “Security” or “Securities” shall mean shares of Stock or Focus LLC Units, as applicable.

(hh)                          “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

(ii)                                  “Stock” means the Company’s Common Stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 6(j) or Section 8 hereof.

(jj)                                “Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

(kk)                          “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f) hereof.

(ll)                                  “Substitute Award” means an Award granted under Section 6(j) hereof in substitution for a similar award as a result of certain business transactions.

3.                                      Administration.

(a)                                 Authority of the Committee.  This Plan shall be administered by the Committee.  Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (ii) determine the Eligible Persons to whom, and the time at which, Awards shall be granted; (iii) determine the amount of cash and/or the number of Securities, as applicable, that shall be the subject of each Award; (iv) determine the terms and provisions of each Award agreement (which need not be identical between recipients); (v) accelerate the time of vesting or exercisability of any Award that has been granted; (vi) construe the respective Award agreements and the Plan; (vii) make determinations of the Fair Market Value of the Securities pursuant to the Plan; (viii) delegate its duties under the Plan (including, but not limited to, the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Persons who are subject to section 16(b) of the Exchange Act; (ix) subject to Section 9(c), terminate, modify or amend the Plan; (x) adopt sub-plans, policies or procedures that are consistent with this Plan; and (xi) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering the Plan.  Subject to Rule 16b-3 and the

Nonqualified Deferred Compensation Rules, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability.

(b)                                 Manner of Exercise of Committee Authority.  Any action of the Committee pursuant to the Plan shall be final, conclusive and binding on all Persons, including the Company, stockholders, Participants, beneficiaries, and transferees under Section 9(a) hereof or other Persons claiming rights from or through a Participant.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.  The Committee may appoint agents to assist it in administering the Plan.

(c)                                  Delegation of Authority.  The Committee may delegate any or all of its powers and duties under the Plan to any officer of the Company that is also a member of the Board (in their capacity as a member of the Board), subject to such terms as the Committee shall determine, to perform such functions, including administrative functions and the power to grant Awards under the Plan, as the Committee may determine, to the extent that such delegation will not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company.  An officer to whom such powers are delegated may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or an individual who is an executive officer of the Company. The Committee may also appoint agents to assist it in administering the Plan that are not executive officers of the Company and members of the Board, provided that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.

(d)                                 Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan.  Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

4.                                      Securities Subject to Plan.

(a)                                 Overall Number of Securities Available for Delivery.  Subject to any adjustment made pursuant to Section 8, the total number of Securities reserved and available for issuance in connection with Awards granted under this Plan following the Effective Date shall not exceed 6,000,000, and such total will be available for the issuance of Incentive Stock Options and Focus LLC Incentive Units. This total includes (a) an initial authorization of 6,000,000 Securities, plus (b) an annual increase on the first day of each fiscal year beginning in 2019 and ending in 2028, in an amount equal to the lesser of (i) 3,000,000 Securities, (ii) 5% of the outstanding (vested or unvested) Securities on the last day of the immediately preceding year or (iii) an amount determined by the Board.

(b)                                 Application of Limitation to Grants of Awards.  No Award may be granted if the number of Securities to be delivered in connection with such Award exceeds the number of Securities remaining available under this Plan minus the number of Securities issuable in settlement of or relating to then-outstanding Awards.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards or awards converted) and make adjustments if the number of Securities actually delivered differs from the number of shares previously counted in connection with an Award.

(c)                                  Availability of Shares Not Issued under Awards.  Securities subject to an Award under this Plan that expire, are canceled, forfeited, exchanged, settled in cash or otherwise terminated without the delivery of actual shares including (i) shares forfeited with respect to Restricted Stock, (ii) the number of shares withheld in payment of any exercise or purchase price of an Award or taxes relating to Awards, and (iii) the number of shares surrendered in payment of any exercise or purchase price of an Award or taxes relating to any Award, will again be available for Awards under this Plan. Notwithstanding the foregoing, shares repurchased on the open market with the proceeds of an Option’s Exercise Price, will not, in each case, be available for Awards under this Plan.

(d)                                 Shares Available Following Certain Transactions. Substitute Awards granted in accordance with applicable stock exchange requirements and in substitution or exchange for awards previously granted by a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines shall not reduce the shares authorized for issuance under the Plan, nor shall shares subject to such Substitute Awards be added to the shares available for issuance under the Plan as provided above (whether or not such Substitute Awards are later cancelled, forfeited or otherwise terminated). Additionally, in the event that a company acquired by the Company or any subsidiary or with which the Company or any subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the shares authorized for issuance under the Plan (and shares subject to such Awards shall not be added to the shares available for issuance under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or consultants of) the Company or any of its subsidiaries immediately prior to such acquisition or combination.

(e)                                  Securities Offered.  The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market. Focus LLC Units shall be delivered, if applicable, in accordance with the LLC Agreement.

5.                                      Eligibility.  Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof.

6.                                      Specific Terms of Awards.

(a)                                 General.  Awards may be granted on the terms and conditions set forth in this Section 6.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant pursuant to the applicable Award agreement or thereafter (subject to Section 9(c)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine.

(b)                                 Options.  The Committee is authorized to grant Options to Eligible Persons, which may be designated as either ISOs or Nonstatutory Stock Options, on the following terms and conditions:

(i)                                     Exercise Price.  Each Option agreement shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that the Exercise Price per share of Stock shall not be less than the greater of (A) the par value per share of the Stock, or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or its parent or any subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

(ii)                                  Time and Method of Exercise.  The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements or automatically immediately before they would otherwise expire), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii)                               ISOs.  The terms of any ISO granted under this Plan shall comply with, be interpreted and/or be amended, and any discretion with respect to any ISO shall be exercised, in all respects in accordance with the provisions of section 422 of the Code.  ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or subsidiary corporation of the Company.  Except as otherwise provided within this Plan, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value

(determined as of the date of grant of an ISO) of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code)) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time.  Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

(c)                                  Stock Appreciation Rights.  The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

(i)                                     Right to Payment.  An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)                                  Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

(iii)                               Terms.  Each SAR agreement shall state the grant price per share of Stock.  Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR.  SARs may be either freestanding or in tandem with an Option.

(iv)                              Rights Related to Options.  An SAR granted pursuant to an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised.  The Option shall then cease to be exercisable to the extent surrendered.  SARs granted in connection with an Option shall be subject to the terms of the Award agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferable.

(d)                                 Restricted Stock.  The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i)                                     Grant and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter.  During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii)                                  Dividends and Splits.  As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election shall comply with the Nonqualified Deferred Compensation Rules.  Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)                                  Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

(i)                                     Award and Restrictions.  Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

(ii)                                  Settlement.  Restricted Stock Units shall be satisfied by the delivery of cash or Stock in the amount equal to the Fair Market Value of the specified number of shares of Stock covered by the Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(f)                                   Stock Awards.  The Committee is authorized to grant a Stock Award to any Eligible Person as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive.  Stock Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g)                                  Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Person to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.  Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock or a Stock Award).  The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the

Committee may specify.  With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.  Notwithstanding the foregoing, Dividend Equivalents shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

(h)                                 Focus LLC Awards.

(i)                                     Focus LLC Common Unit Awards.  Focus LLC Common Unit Awards shall be awards designed as either fully vested or restricted Focus LLC common units.  The Committee is authorized to grant Focus LLC Common Unit Awards to Eligible Persons under the terms and conditions determined by the Committee in its discretion, subject to any restrictions on Focus LLC common units generally within the LLC Agreement.

(ii)                                  Focus LLC Incentive Units.  A Focus LLC Incentive Unit shall be designed as a “profits interest” within the meaning of Revenue Procedures 93-27 and 2001-43. Each Focus LLC Incentive Unit will have a hurdle amount (the “Hurdle Amount”), which Hurdle Amount shall be set by the Committee at the time of the grant of the Focus LLC Incentive Unit in accordance with the LLC Agreement. Each Focus LLC Incentive Unit will entitle the holder thereof to receive distributions from Focus LLC in accordance with the terms of the LLC Agreement. The Committee will establish the terms and conditions applicable to the Focus LLC Incentive Units, including vesting or service requirements, provided that any vesting period assigned to the Award will be designed to comply with the holding requirements of Revenue Procedure 93-27. Without limiting the foregoing, as of the Effective Date, any incentive unit award policy or program effective at Focus LLC with respect to its employees immediately prior to the Effective Time is hereby adopted in conjunction with this Plan as the Company’s general incentive policy or program for Focus LLC Incentive Units, to remain effective until such time as the Committee amends, modifies or terminates such policies or programs.

(iii)                               Focus LLC Awards Generally.  The Committee is authorized, subject to limitations under applicable law, to grant other types of equity-based, equity-related or cash-based Awards valued in whole or in part by reference to, or otherwise calculated by reference to or based on, Focus LLC Units, in such amounts and subject to such terms and conditions as the Committee may determine (the “Focus LLC Awards.”)  Focus LLC Awards may entail the transfer of actual shares of Stock or Focus LLC Units to Award recipients. Focus LLC Awards may be in the same form as Awards that are permitted to be granted under the Plan generally with respect to the Company’s Stock (with the exception of ISOs), with all references to the Company’s Stock replaced with references to the Focus LLC Units and all other definitions modified, if necessary for the context, to reflect Focus LLC rather than the Company. In addition to any Award Agreement governing a Focus LLC Award, the Committee may require that a recipient of a Focus LLC Award execute additional documentation to become a member of Focus LLC.  Focus LLC Incentive Units and Focus LLC Common Unit Awards described above will be deemed to be Focus LLC Awards for purposes of this Plan. Notwithstanding anything to the contrary within this Plan or in any Award Agreement that governs a Focus LLC Award, the terms and conditions of all Focus LLC Awards shall be designed to comply with the LLC Agreement, and to the extent that there is any inconsistency with the LLC Agreement within this

Plan or the Award Agreement governing any Focus LLC Award, the terms of the LLC Agreement shall control.

(i)                                     Other Security-Based Awards.  The Committee is authorized, subject to limitations under applicable law or the LLC Agreement, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, one or more Securities, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Securities, purchase rights for Securities, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Securities or the value of securities of or the performance of specified Subsidiaries of the Company.  The Committee shall determine the terms and conditions of such Other Security-Based Awards.  Securities delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, as the Committee shall determine.  Cash awards, as an element of or supplement to any other Award under this Plan, may also be granted pursuant to this Section 6(i).

(j)                                    Substitute Awards; No Repricing.  Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of an Eligible Person to receive payment from the Company.  Awards may be also be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an affiliate of the Company.  Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an Exercise Price or grant price that is less than the Fair Market Value of a share of Securities on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules.  Except as provided in this Section 6(j) or in Section 9 hereof, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs without the approval of the stockholders of the Company.

(k)                                 Performance Awards.  The Committee shall have the authority to determine the Employees who shall receive a Performance Award, pursuant to which the right of such individual to receive a grant, or to exercise or receive settlement, of any Award available under this Plan, and the timing thereof, may be subject to performance objectives as specified by the Committee.  In addition, a Performance Award may be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment upon the achievement of such performance objectives during such restricted periods as the Committee shall establish with respect to the Award.

(i)                                     Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance objectives to be achieved during the applicable restricted period, the length of the restricted period, the number of

Securities or the amount of cash subject to any Performance Award and the amount of any payment to be made upon achievement of the performance objectives applicable to any Performance Award.

(ii)                                  Payment of Performance Awards.  Performance Awards are earned as of the date the Committee determines the applicable performance objectives have been satisfied.  Performance Awards may be paid (in cash and/or in Securities, in the sole discretion of the Committee) in a lump sum or in installments promptly as of or following the date the Committee determines the applicable performance objectives have been satisfied, in accordance with procedures established by the Committee with respect to such Award.  The Committee may exercise its discretion to reduce or increase the amounts payable under any Performance Awards.

(l)                                     Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.  Without limiting the foregoing, as of the Effective Date, any annual cash incentive bonus policy or program effective at Focus LLC with respect to its employees immediately prior to the Effective Time is hereby adopted in conjunction with this Plan as the Company’s general bonus policy or program for Cash Awards, to remain effective until such time as the Committee amends, modifies or terminates such policies or programs.

7.                                      Certain Provisions Applicable to Awards.

(a)                                 Stand-Alone, Additional, Tandem, and Substitute Awards.  Awards granted under this Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, or of any business entity to be acquired by the Company, or any other right of an Eligible Person to receive payment from the Company.  If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award.  Notwithstanding the foregoing but subject to Section 9 of the Plan, without the approval of stockholders, the Committee will not exchange or substitute previously granted Options or Stock Appreciation Rights in a transaction that constitutes a “repricing” as such term is used in the Nasdaq listing rules, as amended from time to time. Awards under this Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company, in which the value of Security subject to the Award is equivalent in value to the cash compensation, or in which the Exercise Price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Security minus the value of the cash compensation surrendered.  Awards granted pursuant to the preceding sentence shall be designed, awarded and settled in a manner that does not result in additional taxes under the Nonqualified Deferred Compensation Rules.

(b)                                 Term of Awards.  Except as otherwise specified herein, the term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under section 422 of the Code).

(c)                                  Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of this Plan and any applicable Award agreement, payments to be made by the Company upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however, that any such deferred or installment payments will be set forth in the agreement evidencing such Award and/or otherwise made in a manner that will not result in additional taxes under Nonqualified Deferred Compensation Rules.  Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of Securities in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control).  This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(d)                                 Evidencing Securities. The Securities or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Securities or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.  If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.

(e)                                  Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant).  Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.

(f)                                   Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

(g)                                  Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

8.                                      Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.

(a)                                 Existence of Plans and Awards.  The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board, the stockholders of the Company or Focus LLC to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure of the Company or Focus LLC or either of their businesses, any merger or consolidation of the Company or Focus LLC, any issue of debt or equity securities ahead of or affecting Securities or the rights thereof, the dissolution or liquidation of the Company or Focus LLC or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. No employee, beneficiary or other Person shall have any claim against the Company or Focus LLC as a result of any such action.

(b)                                 Subdivision or Consolidation of Shares.  The terms of an Award, the number of Securities authorized pursuant to Section 4 for issuance under the Plan and the limitations in Section 5 shall be subject to adjustment by  the Committee from time to time, in accordance with the following provisions:

(i)                                     If at any time, or from time to time, the Company or Focus LLC, as applicable, shall subdivide as a whole (by reclassification, by a Securities split, by the issuance of a distribution on Securities payable in Securities, or otherwise) the number of Securities then outstanding into a greater number of Securities, or in the event the Company or Focus LLC distributes an extraordinary cash dividend, then, as appropriate for the situation, (A) the maximum number of Securities available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of Securities (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of the Securities (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii)                                  If at any time, or from time to time, the Company or Focus LLC, as applicable, shall consolidate as a whole (by reclassification, by reverse Securities split, or otherwise) the number of Securities then outstanding into a lesser number of Securities, (A) the maximum number of Securities for the Plan or available in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of Securities (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of the Securities (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii)                               Whenever the number of Securities subject to outstanding Awards and the price for each share of the Securities subject to outstanding Awards are required to be adjusted as provided in this Section 8(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of the Securities, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments.  The Committee shall promptly provide each affected Participant with such notice.

(c)                                  Recapitalization.  In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”).  In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.

(d)                                 Change in Control and Other Events.  Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Securities by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award, including without limitation performance conditions) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:

(i)                                     accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;

(ii)                                  redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding

Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;

(iii)                               cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or

(iv)                              make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof or any performance conditions);

provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.  If an Adjustment Event occurs, this Section 8(d) shall only apply to the extent it is not in conflict with Section 8(c).

(e)                                  Additional Issuances.  Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number of shares of Securities subject to Awards theretofore granted or the purchase price per share of a Security, if applicable.

9.                                      General Provisions.

(a)                                 Transferability.

(i)                                     Permitted Transferees.  The Committee may, in its discretion, permit a Participant to transfer all or any portion of an Option or SAR, or authorize all or a portion of an Option or SAR to be granted to an Eligible Person to be on terms which permit transfer by such Participant; provided that, the transferee or transferees shall be limited to certain Persons related to the Participant (a “Permitted Transferee”), as determined by the Committee, and the Committee may impose other limitations on the terms of the transfer, in its discretion. Agreements evidencing Options or SARs with respect to which such transferability is authorized at the time of grant must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 9(a)(i). All transfers of Focus LLC Units shall also be subject to restrictions contained in the LLC Agreement.

(ii)                                  Qualified Domestic Relations Orders.  An Award may be transferred, to a Permitted Transferee, pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order.

(iii)                               Other Transfers.  Except as expressly permitted by Sections 9(a)(i) and 9(a)(ii), Awards shall not be transferable other than by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 9, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

(iv)                              Procedures and Restrictions.  Any Participant desiring to transfer an Award as permitted under this Sections 9(a) shall make application therefor in the manner and time specified by the Committee and shall comply with such other requirements as the Committee may require to assure compliance with all applicable securities laws.  The Committee shall not give permission for such a transfer if (A) it would give rise to short swing liability under section 16(b) of the Exchange Act or (B) it may not be made in compliance with all applicable federal, state and foreign securities laws.  The Company shall not have any obligation to register the issuance of any Securities to any transferee.

(b)                                 Tax Withholding.  The Company and its affiliates are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Securities, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company (or an applicable affiliate) and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Securities or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with Securities through net settlement or previously owned shares shall be approved by a committee made up of two or more Qualified Members or the full Board.  If such tax obligations are satisfied through the withholding of Securities that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of Securities by the Participant to the Company), the maximum number of Securities that may be so withheld (or surrendered) shall be the number of Securities that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

(c)                                  Changes to this Plan and Awards.

(i)                                     The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Securities may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award.

(ii)                                  The Committee may accelerate or waive any conditions or rights under, or amend, modify, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, (A) without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award, and (B) the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules.

(iii)                               For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

(d)                                 Limitation on Rights Conferred under Plan.  Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or its affiliates, (ii) interfering in any way with the right of the Company or its affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder or unitholder of the Company or Focus LLC, as applicable, unless and until the Participant is duly issued or transferred Securities in accordance with the terms of an Award.

(e)                                  Unfunded Status of Awards.  This Plan is intended to constitute an “unfunded” plan for certain incentive awards.

(f)                                   Nonexclusivity of this Plan.  Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements.

(g)                                  Fractional Shares.  No fractional Securities shall be issued or delivered pursuant to this Plan or any Award.  The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)                                 Severability.  If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.  If any of the terms or provisions of this Plan or any Award agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code.  With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed an Option not subject to section 422 of the Code for all purposes of the Plan.

(i)                                     Governing Law.  All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.

(j)                                    Conditions to Delivery of Securities.  Nothing herein or in any Award granted hereunder or any Award agreement shall require the Company to issue, sell or deliver any Securities with respect to any Award if that issuance, sale or delivery would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Securities that are acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the Security is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the Securities being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.  No Option or Stock Appreciation Right shall be exercisable and no settlement of any Restricted Stock or Restricted Stock Unit shall occur with respect to a Participant unless and until the holder thereof shall have paid cash or property to, or performed services for, the Company that the Committee believes is equal to or greater in value than the par value of the Securities subject to such Award.

(k)                                 Section 409A of the Code.  It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Security underlying such Award) granted hereunder, and should not be interpreted as such.  In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with the Nonqualified Deferred Compensation Rules.  Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date.  Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date.  The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(l)                                     Clawback.  This Plan and all Awards granted hereunder after the Effective Date are subject to any written clawback policies that the Company, with the approval of the Board, may adopt.  Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan. Any such policy may also be applied retroactively to this Plan and to any Award granted thereunder after the Effective Date.

(m)                             Facility of Payment.  Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(n)                                 Plan Effective Date and Term.  This Plan was adopted by the Board to be effective on the Effective Date.  No Awards may be granted under this Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination (or any earlier termination pursuant to the terms of this Plan), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.